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                               EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.s 333-42341, 333-83551 and 333-89353) of
Unit Corporation of our report dated August 27, 1999, relating to the financial statements of the Lower - 48 Division, a division of Parker Drilling Company North America, Inc. as of and for the year ended August 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Tulsa, Oklahoma
December 10, 1999